May 28, 2004



Mr. Michael D. VanHemert
CMS Energy Corporation
Consumers Energy Company
212 West Michigan Avenue
Jackson, MI 49201

Dear Mr. VanHemert:

I hereby authorize S. Kinnie Smith, Jr. or Michael D.
VanHemert, individually, to prepare on
my behalf Forms 3, Initial Statement of Beneficial
Ownership of Securities; Forms 4, Statement of
Changes in Beneficial Ownership of Securities, upon notification from me of any purchases, sales or changes in my ownership of equity securities of CMS
Energy Corporation and/or Consumers Energy
Company; and Forms 5, Annual Statement of Beneficial
Ownership of Securities; and I hereby make, constitute and appoint each of you as my true and lawful attorney and in my name, place and stead, to sign and cause to be filed with the Securities and Exchange Commission and the appropriate Stock
Exchanges said Forms 3, Forms 4 and Forms 5 and/or any amendments thereto.

This authorization is effective until revocation is filed with the Securities and Exchange
Commission.


Sincerely,

Merribel S. Ayres (Signed)


Merribel S. Ayres